Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion on the Form 8-K/A of VillageEDOCS of our report dated January 27, 2005, on the  financial  statements  of Phoenix Forms, Inc. d/b/a Resolutions as of December  31,  2004,  and the related statements of operations,  stockholders'  equity and cash flows for the period from February 29, 2004 (inception) through December 31, 2004.

/s/ Babush, Neiman, Kornman & Johnson, LLP
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     Babush, Neiman, Kornman & Johnson, LLP
     Atlanta, GA

     June 28, 2005